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                                                                      Exhibit 21

                               Davox Corporation
                             List of Subsidiaries

        Name of Subsidiary                       Jurisdiction of Incorporation
        ------------------                       -----------------------------
  Davox (Asia Pacific) Pte. Ltd.                           Singapore
            Davox GmbH                                      Germany
        Davox (Canada) Inc.                               Nova Scotia
        Davox (UK) Limited                                  England
     Davox Sales Corporation                               Barbados
      Davox Belgium S.P.R.L.                                Belgium
Davox International Holdings, Inc.                       Massachusetts
 Davox Mexico, S. de R.L. de C.V.                           Mexico
   Davox Securities Corporation                          Massachusetts
       Davox do Brasil Ltda.                               Sao Paulo
   Davox (Australia) Pty Limited                        New South Wales
Davox Corporation Hong Kong Limited                        Hong Kong
Davox (Japan) Corporation (Branch)                           Tokyo
     Davox (Japan) Corporation                              Delaware